                                                                     EXHIBIT 3.3

                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              GREENPOINT ASSET LLC

     This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of GreenPoint Asset LLC (the "Company"), is
                       ---------
entered into by GreenPoint Credit, LLC, as the sole equity member (the "Member")
                                                                        ------
and Innis O'Rourke, Jr., as the Special Member (as defined on Schedule A
                                                              ----------
hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
                      ----------

     The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. (S) 18-101 et seq.), as amended from
                                 -------            -- ---
time to time (the "Act"), and this Agreement, and the Member and Innis O'Rourke,
                   ---
Jr. hereby agree as follows:

Section 1.   Name.
             ----

     The name of the limited liability company formed hereby is GreenPoint Asset LLC.

Section 2.   Principal Business Office.
             -------------------------

     The principal business office of the Company shall be located at 10089 Willow Creek Road, San Diego, California 92131, Suite 335, Attention: Charles O. Ryan, Vice President or such other location as may hereafter be determined by the Member.

Section 3.   Registered Office.
             -----------------

     The address of the registered office of the Company in the State of Delaware is c/o Lexis Document Services, Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

Section 4.   Registered Agent.
             ----------------

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Lexis Document Services, Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

Section 5.  Members.
            -------

     (a)  The mailing address of the Member is set forth on Schedule B attached
                                                            ----------
hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

     (b)  Subject to Section 9(j), the Member may act by written consent.
                     -------------

     (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to

Sections 21 and 23, or (ii) the resignation of the Member and the admission of
------------------
an additional member of the Company pursuant to Sections 22 and 23), each person
                                                ------------------

acting as an Independent Director pursuant to Section 10 shall, without any
                                              ----------
action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however,
                                                ----------
the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this
                                 ----------
Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to Section 10 shall not be a member
                                              ----------
of the Company.

Section 6.  Certificates.
            ------------

     Charles O. Ryan, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file, or cause to be executed, delivered and filed any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in California and in any other jurisdiction in which the Company may wish to conduct business.

     The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.   Purposes.
             --------

     The purpose to be conducted or promoted by the Company is to engage in the following activities:

     (a)

          (i) to purchase, accept an assignment of, acquire, own, hold, collect, pledge, sell, finance or otherwise assign manufactured housing installment sales contracts and installment loan contracts (together, the "Contracts"), each manufactured home and mortgaged property which secures a Contract, any repurchase obligations with respect to the Contracts, any insurance policies related to ownership of the Contracts, any additional bank accounts related to the administration of the Contracts and the proceeds of any insurance policies with respect to the Contracts;

        (iii) to enter into the Basic Documents and any and all documents, instruments or agreements which may be necessary or desirable in conjunction with the issuance of any Notes or Certificates from time to time;

         (iv) to purchase, accept an assignment of, acquire, own, hold, collect, pledge, sell, finance or otherwise assign all or any portion of any residual interests, equity interests, certificates, or notes with respect to any securitization of the Contracts;

          (v) to own equity interests in other limited liability companies or partnerships whose purposes are restricted to those set forth in clauses (i) through (iv) above;

         (vi) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware provided that such act, activity or powers are related or incidental to and necessary, for the accomplishment of the above-mentioned purposes;

        (vii) to borrow money and otherwise incur indebtedness from third parties and to pledge or otherwise grant security interests in its assets to secure such indebtedness, but only to the extent permitted hereunder and under the Basic Documents;

       (viii) to issue limited liability company interests as provided for herein and any other securities deemed appropriate by the Board of Directors of the Company (the "Board of Directors" or the "Board"); and

         (ix) to take any and all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Company to do business as a foreign limited liability company in any other state in which such qualification, in the opinion of the Board of Directors, is required.

     (b) The Company, by or through the Member, or any Director or Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8.   Powers.
             ------

     Subject to Section 9(j), the Company, and the Board of Directors and the
                ------------
Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights
         ---------
conferred upon limited liability companies formed pursuant to the Act.

Section 9.   Management.
             ----------

     (a)  Board of Directors.  Subject to Section 9(j), the business and affairs
          ------------------              -------------
of the Company shall be managed by or under the direction of a Board of Directors of one or more Directors designated by the Member. Subject to Section
                                                                         -------
10, the Member may determine at any time in its sole and absolute discretion the
---
number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section
                                                                      -------
10.  The initial number of Directors shall be three, at least one (1) of which
---
shall be an Independent Director pursuant to Section 10.  In the event that
                                             ----------
GreenPoint Bank's rating of long-term unsecured debt by Moody's Investors Service, Inc. ("Moody's") shall fall below BBB-, Moody's shall have the right to require that a second Independent Director be added to the Board pursuant to

Section 10.  Each Director elected, designated or appointed by the Member shall
----------
hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto. Except as provided in the second sentence of Section 10 hereof with respect to Independent Directors, in exercising their rights and performing their duties under this Agreement, each Director shall have a duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.

     (b)  Powers.  Subject to Section 9(j), the Board shall have the power to do
          ------              ------------
any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9(j), the Board has the authority to bind the Company.
           -------------------

     (c)  Meeting of the Board of Directors.  The Board of Directors of the
          ---------------------------------
Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (d)  Quorum:  Acts of the Board.  At all meetings of the Board, a majority
          --------------------------
of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any sub-committee thereof may be taken without a meeting if all members of the Board or sub-committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or sub-committee, as the case may be.

     (e)  Electronic Communications.  Members of the Board, or any sub-committee
          -------------------------
designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     (f)   Sub-Committees of Directors.
           ---------------------------

          (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more sub-committees, each sub-committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any sub-committee, who may replace any absent or disqualified member at any meeting of the sub-committee.

         (ii) In the absence or disqualification of a member of a sub-committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

       (iii) Any such sub-committee, to the extent provided in the resolution of the Board, and subject to Section 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such sub-committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each sub-committee shall keep regular minutes of its meetings and report the same to the Board when required.

     (g)  Compensation of Directors; Expenses.  The Board shall have the
          -----------------------------------
authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending sub-committee meetings.

     (h)  Removal of Directors.  Unless otherwise restricted by law, any
          --------------------
Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any
                                                          ----------
vacancy caused by any such removal or expulsion may be filled by action of the Member.

     (i)  Directors as Agents.  To the extent of their powers set forth in this
          -------------------
Agreement and subject to Section 9(j), the Directors are agents of the Company
                         -------------
for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors (subject to Section 9(j) hereof), a Director may not bind the Company.

     (j)  Limitations on the Company's Activities.
          ---------------------------------------

          (i)  This Section 9(j) is being adopted in order to comply with
                    ------------
               certain provisions required in order to qualify the Company as a "special purpose" entity.

         (ii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Director" or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24,
                            --------       -  -  -  --  --  --  --  --  --  --
               25, 26, 28, 29, 31 or 33 or Schedule A of this Agreement without
               --  --  --  --  --------   -----------
               the unanimous written consent of the Board (including all Independent Directors). Subject to this Section 9(j), the Member
                                                        ------------
               reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section
                                                                         -------
               31.
               --

        (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), to take any Material Action, provided, however, that the Board may not vote on, or
                                 -------
               authorize the taking of, any Material Action, unless there is at least one Independent Director(s) then serving in such capacity.

         (iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be
                               --------  -------
               required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Obligations and the Company and (2) the Rating Agency Condition is satisfied. The Board also shall cause the Company to:

               (A) maintain its own separate books and records and bank accounts;

               (B) at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

               (C) have a Board of Directors composed differently from that of the Member and any other Person;

               (D) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

               (E) except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

               (F) conduct its business in its own name (including entering into contracts) and strictly comply with all organizational formalities to maintain its separate existence;

               (G) maintain separate financial statements (which disclose the effects of all transactions between the Company, the Member and the Affiliates and disclose that the assets of the Company are not available to pay creditors of the Member or any other Affiliate and the Company is an entity separate from the Member or the Affiliates), prepared in accordance with generally acceptable accounting principles;

               (H) maintain separate financial records, prepared in accordance with generally acceptable accounting principles;

               (I) maintain an arm's length relationship with its Affiliates and the Member;

               (J) pay overhead expenses (including any rent, salaries and other administrative expenses), if any; specifically, the Company must reimburse the Member or any Affiliate at market rates for
                    (i) all services they provide to the Company and (ii) the time of employees who work on the Company's matters;

               (K) not hold out its credit or assets as being available to satisfy the obligations of others;

               (L) maintain a separate office which is plainly identified to the public as being separate (such as a name plate on the door and on any building directory), and the office must have a distinct mailing address (that is, its own suite number). The office may be located in the facilities of the Member or another Affiliate so long as there is a written lease with the Member or the Affiliate and a fair allocation of rent. The Company's office space cannot be used for any purpose other than Company business;

               (M) use separate stationery, invoices and checks and maintain its own telephone number that can be dialed directly from outside the office of the Member or any other Affiliate;

               (N) except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

               (O) correct any known misunderstanding regarding its separate identity;

               (P) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities such that the Company has sufficient assets to pay its debts as they come due in both a "balance sheet" sense and a "liquidity" sense;

               (Q) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

               (R)  not acquire any obligations or securities of the Member;

               (S) properly document all transactions with the Member or an Affiliate;

               (T)  pay its own liabilities only out of its own funds; and

               (U) cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

               Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

          (v) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

               (A) except as contemplated by the Basic Documents, guarantee any obligation or pay any debt of the Member or any Affiliate;

               (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under

                    Section 7, this Section 9(j) or under the Basic Documents;
                    ----------      ------------

               (C) incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

               (D) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

               (E) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

               (F) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) except that the Company may form and hold all of the limited liability company interests in a special purpose entity formed in connection with a transaction.

Section 10.   Independent Directors.
              ---------------------

     As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one (1) Independent Director who will be appointed by the Member. In the event that the rating agency so requests pursuant to Section 9, the Member shall cause the Company to appoint a second
            ---------
Independent Director to the Board. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director(s) shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii).
                                                            -----------------
No resignation or removal of an Independent Director,
and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the
                         ------------
position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director(s) shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11.   Officers.
              --------

     (a)  Officers.  The initial Officers of the Company shall be designated by
          --------
the Board of Directors. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The
                                                              -----
initial Officers of the Company are listed on Schedule E hereto.

     (b)  President.  The President shall be the chief executive officer of the
          ---------
Company, shall preside at all meetings of the Board, shall be responsible for
                                              -----
the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be
          ------------
expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).
                                    -------------

     (c)  Vice President.  In the absence of the President or in the event of
          --------------
the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (d)  Secretary and Assistant Secretary.  The Secretary shall be responsible
          ---------------------------------
for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (e)  Treasurer and Assistant Treasurer.  The Treasurer shall have the
          ---------------------------------
custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (f) Officers as Agents.  The Officers, to the extent of their powers set
         ------------------
forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(j), the actions of the Officers
                                       -------------
taken in accordance with such powers shall bind the Company.

     (g)  Duties of Board and Officers.  Except to the extent otherwise provided
          ----------------------------
herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12.   Limited Liability.
              -----------------

     Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Members or any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13.  Capital Contributions.
             ---------------------

     The Member shall make an initial capital contribution to the Company in an amount that the Member determines is sufficient for the Company to operate. In accordance with

Section 5(c), the Special Members shall not be required to make any capital
------------
contributions to the Company.

Section 14.   Additional Contributions.
              ------------------------

     The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 14, are intended to benefit the Member
                                  -----------
and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.   Allocation of Profits and Losses.
              --------------------------------

     The Company's profits and losses shall be allocated to the Member.

Section 16.   Distributions.
              -------------

     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

Section 17.   Books and Records.
              -----------------

     The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Company.

Section 18.   Reports.
              -------

     (a)  Intentionally deleted.

     (b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, any financial reports which are required by the Basic Documents or which the Member (at its own expense) may reasonably request.

     (c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19.   Other Business.
              --------------

     The Member, the Special Members and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.   Exculpation and Indemnification.
              -------------------------------

     (a) None of the Member, the Special Members or any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or Special Members (collectively, the "Covered Persons")
                                                               ------- -------
shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however,
                                                           --------  -------
that any indemnity under this Section 20 by the Company shall be provided out of
                              ----------
and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that
                                                          -------- -------
so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any
                     ----------
other Person pursuant to the Basic Documents or from amounts subject to any lien securing the Company's Obligations under the Basic Documents.

     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.
                                                 ----------

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

     (f)  The foregoing provisions of this Section 20 shall survive any
                                           ----------
termination of this Agreement.

Section 21.   Assignments.
              -----------

     Subject to Section 23 and in accordance with the Basic Documents, the
                ----------
Member may assign in whole or in part its limited liability company interest in the Company, provided that following such transfer the Rating Agency condition is satisfied. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be
                                         ----------
admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22.   Resignation.
              -----------

     So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 22, an
                                                                  ----------
additional member of the Company shall be admitted to the Company, subject to

Section 23, upon its execution of an instrument signifying its agreement to be
----------
bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.   Admission of Additional Members.
              -------------------------------

     One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that,
                                                --------  -------
notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied and except as permitted by the Basic Documents.

Section 24.   Dissolution.
              -----------

     (a)  Subject to Section 9(j), the Company shall be dissolved, and its
                     ------------
affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

     (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

     (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     (e) The Company shall terminate when (i) all of the assets of the Company, after payment or other satisfaction of the Obligations and all other debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.   Waiver of Partition; Nature of Interest.
              ---------------------------------------

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the
                         ----------
Company is personal property.

Section 26.   Benefits of Agreement; No Third-Party Rights.
              --------------------------------------------

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).
                                                                ----------

Section 27.   Severability of Provisions.
              --------------------------

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.   Entire Agreement.
              ----------------

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.   Binding Agreement.
              -----------------

     Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20,
                                                    -------- -  -  -  --  --
21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement
--  --  --  --  --  --     --
of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be intended beneficiaries of this Agreement.

Section 30.   Governing Law.
              -------------

     This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.   Amendments.
              ----------

     Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents and only if, in either case the Member delivers to the Board of Directors an opinion of counsel to the effect that any such amendment does not adversely affect the rights or remedies of the holders of any Obligation.

Section 32.   Counterparts.
              ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.   Notices.
              -------

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in

Section 2, (b) in the case of the Member, to the Member at its address as listed
---------
on Schedule B attached hereto and (c) in the case of either of the foregoing, at
   ----------
such other address as may be designated by written notice to the other party.

Section 34.   Effectiveness.
              -------------

     Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on August 17, 2000.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 12th day of October, 2000.



                                    MEMBER:

                                    GREENPOINT CREDIT, LLC



                                    By: /s/ Peter Paul
                                       ----------------------------
                                       Name:  Peter Paul
                                       Title:  President


                                    SPECIAL MEMBER:



                                    By: /s/ Innis O'Rourke, Jr.
                                       ----------------------------
                                       Name:  Innis O'Rourke, Jr.

                                  SCHEDULE A

                                  Definitions
                                  -----------

A.   Definitions
     -----------

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "Act" has the meaning set forth in the preamble to this Agreement.
      ---

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

     "Agreement" means this Limited Liability Company Agreement of the Company,
      ---------
together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

     "Bankruptcy" means, with respect to any Person, if such Person (i) makes an
      ----------
assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Basic Documents" means this Agreement, the Management Agreement, any
      ---------------
Pooling and Servicing Agreement, any Contract Purchase Agreement, any Indenture, any Trust Agreement, any Servicing Agreement, any Insurance Agreement, any Letter of Credit Agreement and all documents and certificates related to the securitization of the Contracts.

     "Board" or "Board of Directors" means the Board of Directors of the
      -----      ------------------
Company.

     "Certificate of Formation" means the Certificate of Formation of the
      ------------------------
Company filed with the Secretary of State of the State of Delaware on August 17, 2000, as amended or amended and restated from time to time.

     "Certificates" means any series of Certificates issued pursuant to a
      ------------
Pooling and Servicing Agreement (which is one of the Basic Documents) representing a beneficial ownership interest in a Trust.

     "Company" means GreenPoint Asset LLC, a Delaware limited liability company.
      -------

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     "Contract Purchase Agreement" means any Contract Purchase Agreement entered
      ---------------------------
into by the Company under which it agrees to purchase the Contracts in connection with a securitization.

     "Covered Persons" has the meaning set forth in Section 20(a).
      ---------------                               -------------

     "Directors" means the Persons elected to the Board of Directors from time
      ---------
to time by the Member, including the Independent Director(s), in their capacity as managers of the Company. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

     "Indenture" means any Indenture under which Notes are issued in connection
      ---------
with a securitization of the Contracts.

     "Independent Director" means a natural person who, for the five-year period
      --------------------
prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner, consultant, attorney, officer, account or attorney of, or financially dependent on the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company) except that the individual may serve as independent director for another bankruptcy-remote special purpose entity; (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

     "Insurance Agreement" means any Insurance Agreement entered into by the
      -------------------
Company or the Member and an insurer in connection with a securitization of the Contracts.

     "Letter of Credit Agreement" means any Letter of Credit Agreement entered
      --------------------------
into by the Company or the Member and a letter of credit provider in connection with a securitization of the Contracts

     "Management Agreement" means the agreement of the Directors in the form
      --------------------
attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

     "Material Action" means to consolidate or merge the Company with or into
      ---------------
any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

     "Member" means GreenPoint Credit, LLC, as the initial member of the
      ------
Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Members.

     "Notes" means the Notes issued pursuant to any Indenture (which is one of the Basic Documents) representing indebtedness of the Company.

     "Obligations" shall mean the indebtedness, liabilities and obligations of
      -----------
the Company under or in connection with this Agreement, the Basic Documents or any related document in effect as of any date of determination.

     "Officer" means an officer of the Company described in Section 11.
      -------                                               ----------

     "Officer's Certificate" means a certificate signed by any Officer of the
      ---------------------
Company who is authorized to act for the Company in matters relating to the Company.

     "Opinion of Counsel" means a written opinion of outside counsel, which
      ------------------
counsel and which opinion shall be reasonably satisfactory to the recipient thereof.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

     "Pooling and Servicing Agreement" means any Pooling and Servicing agreement
      -------------------------------
entered into by the Company and/or the Member and a trustee under which Certificates are issued in connection with a securitization of the Contracts

     "Rating Agency" has the meaning assigned to that term in the Basic
      -------------
Documents.

     "Rating Agency Condition" means, with respect to any action, that each
      -----------------------
Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Notes or Certificates.

     "Servicing Agreement" means any Servicing Agreement entered into by the
      -------------------
Company and or the Member in connection with a securitization of the Contracts.

     "Special Member" means, upon such person's admission to the Company as a
      --------------
member of the Company pursuant to Section 5(c), a person acting as Independent
                                  ------------
Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

     "Trust" means any Trust formed by the Company from time to time in
      -----
connection with the issuance of Notes or Certificates, the corpus of which may include, but is not limited to, specified Contracts (including the security interest created thereby), all rights to receive payments on such Contracts, such assets as shall from time to time be identified as deposited in accounts established in connection with a securitization of such Contracts, each Manufactured Home and Mortgaged Property which secured a Contract (which has not been repurchased) and which has been acquired in realizing upon such Contract, any repurchase obligations with respect to the Contracts, any insurance policies related to ownership of the Contracts, any additional bank accounts related to the administration of the Contracts and the proceeds of any insurance policies with respect to the Contracts.

     "Trust Agreement" means the declaration of trust or other document or
      ---------------
instrument establishing and governing any Trusts which the Company is the trustor thereof.

     B.   Rules of Construction
          ---------------------

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                  SCHEDULE B

                                    Member
                                    ------


-------------------------------------------------------------------------------------------
                                                                         Membership
Name                                   Mailing Address                    Interest
----                                   ---------------                    --------
----------------------------   --------------------------------   -------------------------
GreenPoint Credit, LLC         10089 Willow Creek Road, San
                               Diego, California 92131                     100%
------------------------------------------------------------------------------------------

                                  SCHEDULE C

                             Management Agreement
                             --------------------

                                 [_______] [__], 2000

[____________________________
_____________________________
_____________________________]



          Re:  Management Agreement - GreenPoint Asset LLC
               -------------------------------------------

Ladies and Gentlemen:

     For good and valuable consideration, each of the undersigned Persons, who have been designated as Directors of GreenPoint Asset LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of ______________________ __, 2000, as it may be amended or restated from time to time (the "LLC Agreement"), hereby
                                                         -------------
agree as follows:

     1. Each of the undersigned accepts such Person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as a Director is designated or until such Person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

     2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

     3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

     This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.




                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

                                 SCHEDULE D


     DIRECTORS
     ---------

1.  Peter Paul

2.  Charles P. Richardson

3.  Innis O'Rourke, Jr. - Independent Director

                                 SCHEDULE E


OFFICERS                                TITLE
--------                                -----

Peter Paul                              President

Charles P. Richardson                   Executive Vice President

Abdul H. Rajput                         Executive Vice President

John S. Buchanan                        Senior Vice President, Treasurer

Michael E. Najewicz                     Secretary, General Counsel

Charles O. Ryan                         Vice President



                                      E-1